Independent Auditors' Consent



To the Shareholders and Board of Directors
The Dreyfus/Laurel Funds, Inc.


We consent to the use of our reports dated December 9, 1996 with respect to The Dreyfus/Laurel Funds, Inc. (comprised of Dreyfus Money Market Reserves, Dreyfus Municipal Reserves, Dreyfus U.S. Treasury Reserves, Dreyfus Institutional U.S. Treasury Money Market Fund, Dreyfus Institutional Prime Money Market Fund, Dreyfus Institutional Government Money Market Fund,
Dreyfus Bond Market Index Fund, Dreyfus Institutional S&P 500 Stock Index Fund, Dreyfus Disciplined Midcap Stock Fund, Dreyfus Disciplined Stock Fund,
Dreyfus Disciplined Equity Income Fund, Dreyfus Disciplined Intermediate Bond Fund, Dreyfus Premier Small Company Stock Fund, Dreyfus Premier Limited Term Income Fund, Dreyfus Premier Balanced Fund and Dreyfus International Equity Allocation Fund) incorporated by reference in the Statements of Additional Information and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" in the Statements of Additional Information.



                                                  KPMG Peat Marwick LLP




New York, New York
February 26, 1997